                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                              Federal Screw Works
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              Federal Screw Works
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                              FEDERAL SCREW WORKS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

     Notice is Hereby Given, that the Annual Meeting of Shareholders of FEDERAL SCREW WORKS, a Michigan corporation, will be held at the offices of the Company, 20229 Nine Mile Road, St. Clair Shores, Michigan 48080, on THURSDAY, OCTOBER 25, 2001 at 10:00 a.m. (Detroit time), for the following purposes:

     1. To elect three directors for a term of three years and until their successors shall be duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business September 4, 2001 are entitled to notice of and to vote with respect to this solicitation.
                                          By Order of the Board of Directors,

                                            FEDERAL SCREW WORKS

                                           W. T. ZurSchmiede, Jr., Secretary

                                           Principal executive office:
                                           20229 Nine Mile Road
                                           St. Clair Shores, Michigan 48080-1775
September 27, 2001

                   PLEASE FILL IN, SIGN AND MAIL PROMPTLY THE
                     ACCOMPANYING PROXY, WHETHER OR NOT YOU
                          PLAN TO ATTEND THE MEETING.

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

     This statement is furnished in connection with the solicitation of Proxies being made by the Board of Directors of Federal Screw Works (hereinafter designated the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held on THURSDAY, OCTOBER 25, 2001 and at any adjournment or adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at the principal executive offices of the Company, 20229 Nine Mile Road, St. Clair Shores, Michigan 48080-1775.

     The Company has only one class of securities, consisting at the close of business on September 4, 2001 of 1,284,087 issued and outstanding shares of common stock of the par value of $1.00 per share. Each of the 1,284,087 shares is entitled to one vote at the Shareholders' meeting. Although the common stock transfer books will not be closed, only Shareholders of record as of the close of business on September 4, 2001 are entitled to receive notice of and to vote with respect to this solicitation. The approximate date on which the proxy statement and form of proxy are to be first sent or given to security holders is September 27, 2001.

     Execution and return of a Proxy will not in any way affect a Shareholder's right to attend the meeting and to vote in person, and a Shareholder giving a Proxy has the power to revoke it at any time before it is exercised. Properly executed Proxies in the accompanying form, received in due time, and not previously revoked, will be voted at the meeting, or any adjournment of the meeting, as specified in the meeting.

ELECTION OF DIRECTORS

     The Company's Articles of Incorporation and Bylaws provide that the number of Directors, as determined from time to time by the Board of Directors, may be increased or decreased, but may not be less than three. The Board of Directors has fixed the number of Directors at seven. The Board of Directors is divided into three classes, two classes of two directors each and one class of three directors. At the 2001 Annual Meeting three Directors will be elected for a three-year term, and in each case until their successors are elected and qualified. The nominees are three present Directors of the Company whose terms expire at the meeting. Other Directors whose terms have not expired will continue in office in accordance with their previous elections. The favorable vote of at least two-thirds ( 2/3) of the issued and outstanding shares of common stock will be required to elect Directors. An abstention by a Shareholder or a Broker non-vote has the effect of a negative vote. Votes cast are counted by two Inspectors of Election, one of which is the State Street Bank & Trust Co., the Company's Stock Transfer Agent. Management has nominated for election the persons named in the following table, which sets forth certain information about each of the nominees and each Director whose term will continue after the Annual Meeting. The persons named in the enclosed form of Proxy will vote such Proxy for the election of the nominees described in the following table. Although management does not contemplate that any of the nominees will be unable to serve, in the event that any nominee is unable to serve as Director at the date of the Annual Meeting, the Proxy will be voted for any other nominee who may be designated by the present Board of Directors, or the Board of Directors may appropriately reduce the number of Directors to be elected and to comprise the Board. The names of such nominees, and of the Directors who will continue as such for their respective terms, their principal occupations and the year in which each first became a member of the Board of Directors of the Company are as follows:

                                                                      TERM           DIRECTOR
               NAME AND PRINCIPAL OCCUPATION                         EXPIRES          SINCE
               -----------------------------                         -------         --------
Nominees standing for election to term expiring in 2004:
Frank S. Galgan+
     President, Beier Howlett, P.C., Bloomfield Hills, MI;
     member of the law firm since 1992; member, Freud,
     Markus, Slavin & Galgan, P.C., general counsel to the
     Company, 1973-1992. Age 60.............................          2001             2001
F. D. Tennent+
     Business Consultant. Senior Vice President--Finance &
     Secretary of the Company, 1976 to 1986. Treasurer, 1983
     to 1986; Vice President--Finance & Secretary-Treasurer
     of the Company, 1969 to 1976. Age 75...................          2001             1978
W. T. ZurSchmiede, Jr.*
     Chairman of the Board & Chief Executive Officer of the
     Company since 1978; Chief Financial Officer, Secretary
     and Treasurer, since 1988. President and Chief
     Executive Officer of the Company, 1970 to 1978. Age
     75.....................................................          2001             1959
Directors continuing in office for their respective terms:
Dr. Thomas W. Butler, Jr.+
     President, Thomas W. Butler & Associates, Inc.,
     business consultants. Vice President, The Genlyte
     Group, 1985 to 1987, manufacturer of lighting systems.
     Dean, School of Engineering and Computer Science,
     Oakland University, Rochester, Michigan, 1984 to 1985.
     Vice President, Engineering and Research, AMF Inc.,
     manufacturers of leisure and industrial products, 1974
     to 1984. Age 78........................................          2002             1978
Hugh G. Harness*
     Business Consultant. President of the Company, 1985
     through Jan. 1994. Executive Vice President, 1982 to
     1985; Senior Vice President--Corporate Development,
     1976 to 1982; Vice President--Corporate Development,
     1975 to 1976, all of the Company. Member of Harness,
     Dickey and Pierce law firm, Patent Counsel to the
     Company, 1954 to 1975. Age 70..........................          2003             1965
Thomas ZurSchmiede*
     President of the Company since Feb. 1994. Vice
     President--Big Rapids Division, 1988-1994; Vice
     President--Corporate Development, 1984-1988; Director
     of Corporate Development, 1983 to 1984, all of the
     Company. Age 50........................................          2003             1984
Robert F. ZurSchmiede*
     Vice President--Traverse City Division in 1999 and
     Romulus Division of the Company since 1986. Vice
     President and General Manager of the Romulus Division,
     1984 to 1986; Assistant General Manager of the Romulus
     Division, 1983 to 1984; Assistant Manufacturing
     Manager, Romulus Division, 1982 to 1983, all of the
     Company. Age 48........................................          2002             1984

* Member of Executive Committee of the Company's Board of Directors.

+ Member of Audit Committee of the Company's Board of Directors.

DIRECTOR'S REMUNERATION AND COMMITTEES OF THE BOARD

     Directors who are also employees of the Company receive no compensation in addition to their salaries and benefits received as employees. Directors who are not employees of the Company are paid a retainer fee of $6,000 quarterly for all services as a Director. In addition, the Chairman of the Audit Committee receives $1,000 quarterly and the Chairman of the Salary Compensation Committee receives $1,000 quarterly, and members of the Audit and Compensation Committees receive $500 quarterly. Mr. Harness as a member of the Finance Committee receives $500 quarterly. The Company has entered into an agreement with each Director under which the Company confirms to the Director the indemnification provided for Directors under the Michigan Business Corporation Act. These agreements also require the Company to secure its indemnification obligations by bank letters of credit, trusts or other arrangements.

     To attract, retain and motivate service on the Company's Board of Directors, the Company has a retirement plan for Directors who are not also employees of the Company. A Director who has served at least five years on the Board of Directors is entitled to a retirement benefit beginning as of the first day of the fiscal quarter following the date of termination of his or her directorship. The benefit will be paid quarterly for a period of time equal to the years of Board service of the Director, but not to exceed fifteen years (ten years if the recipient is not the Director or his spouse). Each payment will be in the amount of the quarterly base retainer fee being paid to the Director at the time of his or her termination as a Director or $4,500, whichever is greater. Directors who are former employees of the Company but who have at least one year of service on the Board as a non-employee of the Company will be entitled to the same benefits as if all of their Board service had been as a non-employee. The plan is funded pursuant to the terms of a so-called Rabbi trust created September 13, 1995. The trust is irrevocable, but in the event all benefits payable under the plan have been paid, all amounts remaining in the trust would be returned to the Company. In the event of the insolvency (as defined in the trust agreement) of the Company, all amounts held in trust would be subject to the claims of the Company's creditors.

     During the fiscal year ended June 30, 2001, the Board of Directors held six meetings. The Company has standing Audit, Salary Compensation, Finance and Restricted Stock Bonus Committees, but does not have a standing Nominating Committee or any Committee performing similar functions.

     The Audit Committee, composed of independent directors, comprising Messrs. Tennent (Chairman), Butler (Vice Chairman), and Galgan, held four meetings during the year. Generally, the Audit Committee recommends to the full Board the engagement or discharge of the independent public accountants to be appointed for the Company; reviews the proposed scope of the annual audit and the findings of the independent public accountants upon completion of the annual audit; reviews the independence of the public accountants and considers the range of their audit and non-audit fees; reviews with the independent public accountants and with appropriate corporate personnel the adequacy of internal procedures, and controls and monitors the Company's published policies on management integrity.

     The Finance Committee, comprising Messrs. ZurSchmiede, Jr. (Chairman), Thomas ZurSchmiede, Harness and Tennent, held two meetings during the year. The Finance Committee studies and makes recommendations to the Board concerning fundamental financial policies of the Company with particular attention to the incurrence of material corporate debt and material capital expenditures.

     The Salary Compensation Committee comprising Messrs. Tennent (Chairman), Butler (Vice Chairman), Galgan and ZurSchmiede, Jr., held two meetings during the year. The Committee recommends the salaries of all elected officers, including bonuses, and is responsible for the continuing study of executive compensation, so that the Company may remain competitive in that regard.

     The Restricted Stock Bonus Committee, comprising Board members who are not employees of the Company and who are not eligible for any stock award pursuant to the Company's Restricted Stock Bonus Plan (Messrs. Tennent, Chairman of the Committee and Butler) administers the Company's Restricted Stock Bonus Plan. The Committee recommends the persons who are to receive such awards, the form and amount of awards to be made to each person and the conditions under which awards are restricted. The Restricted Stock Bonus Committee did not meet during the year.

                         COMPENSATION COMMITTEE REPORT

     The Salary Compensation Committee of the Board of Directors ("the Committee") is composed of four senior members of the Board. The primary responsibility of the Committee is to monitor the Company's executive compensation policies and programs. The Committee recommends to the full Board the salaries of all elected officers, the allocation of any cash bonus fund among elected officers and the criteria applicable to the accrual of the cash bonus fund. The Committee is responsible for the continuing study of executive compensation generally, so that the Company may remain competitive in that regard, and in doing so engages and consults outside compensation specialists. Two of the non-officer members of the Committee also comprise the Restricted Stock Bonus Committee which recommends persons to receive restricted stock awards, the form and amount of awards to be made, and the conditions under which awards are restricted.

EXECUTIVE COMPENSATION POLICY

     The base salaries of the executive officers of the Company are based on the Company's performance and each executive's contribution to the operational success of the Company as a whole, particularly in view of the very demanding conditions in the automotive industry. Based on the Company's operating results, and following an ongoing study of executive salaries in general, and the Company's executive salaries in particular, as they relate to the Company's overall performance and the performance of the Company's stock, the Salary Compensation Committee recommended a five percent increase in base salary to each executive named in the Summary Compensation Table on page 6 of this proxy statement, which increase was subsequently implemented by the Board of Directors effective February 1, 2001. The Compensation Committee will continue its evaluation of each executive's performance under the Company's highly competitive circumstances, as well as the Company's performance, including improving production efficiencies with an emphasis on quality and parts requiring high technology. While the Compensation Committee takes into consideration the factors mentioned above, the Committee does rely to a large degree upon subjective (rather than objective) standards and evaluations to determine executive compensation.

     During fiscal 1998 the Compensation Committee and the Board of Directors made exhaustive and detailed studies, with its actuaries and consultants, of the possibility of installing a Supplemental Executive Retirement Plan (SERP) to replace cash payments made to those employees who are not able to participate fully, due to certain Internal Revenue Service regulations, in the Company's long standing Salaried Employees Pension Plan, a defined benefit program. The studies resulted in the Salary Compensation Committee recommending to the Board of Directors, and the Board subsequently adopting, a new SERP effective as of July 1, 1998, which SERP is further discussed in this proxy statement on page 12.

     The Compensation Committee will continue to emphasize the Company's long-term performance and increases in shareholder value, will support a bonus incentive program based on the financial performance of the Company, and will offer meaningful and competitive retirement and supplemental benefits that are consistent with the Company's objective of rewarding and retaining key employees.

     The Cash Bonus Plan described in footnote (1) to the Summary Compensation Table on page 6 was adopted in 1989, and is similar to a plan in place for many years prior to 1989. Bonuses awarded under the Plan are discretionary. The Plan is structured in such a way that no bonus amount is accrued in any fiscal year unless earnings exceed a base amount equal to eight percent of shareholders' equity as of the beginning of the year.

CEO COMPENSATION

     The compensation of the Chief Executive Officer is fixed by the full Board of Directors (other than the CEO), after considering recommendations of the Compensation Committee. The Committee reviews the performance of the CEO and makes recommendations consistent with the objectives, performance, and results mentioned above. The Committee engages and consults with outside compensation consultants, and considers overall competitive compensation arrangements of other automotive industry suppliers as well as a broad range of companies, some of which may not be comparable to the Company for Performance Graph purposes.

However, because of the extremely competitive automotive markets served by the Company, the Committee does not specifically link remuneration of the CEO solely to quantitative measures of performance.

     In determining the CEO's compensation, the Committee further considers the Company's improvement, on an operating basis, of its financial position, improvement in its financial structure, and improvement in shareholder value. As with the other executives, factors considered by the Committee in recommending the CEO's compensation to the full Board are generally subjective.

                                          COMPENSATION COMMITTEE

                                          F. D. Tennent, Chairman
                                          Thomas W. Butler, Jr., Vice Chairman
                                          Frank S. Galgan, Member
                                          W. T. ZurSchmiede, Jr., Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     One Member of the Committee, W.T. ZurSchmiede, Jr. is an officer of the Company and, the Committee Chairman, F.D. Tennent is a former officer. There are no "interlocks" as defined by the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation paid by the Company during the Company's last three fiscal years to (i) the Chief Executive Officer of the Company and (ii) each of the four highest compensated executive Officers of the Company whose compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                               ANNUAL COMPENSATION               AWARDS
                                      -------------------------------------   ------------
                                                                               RESTRICTED
                                                             OTHER ANNUAL        STOCK          ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR    SALARY    BONUS(1)   COMPENSATION(2)    AWARDS(3)     COMPENSATION(4)
 ---------------------------   ----    ------    --------   ---------------    ----------    ---------------
W. T. ZurSchmiede, Jr. ......  2001   $382,917   $180,700       $40,886            0             $24,829
  Chairman of the Board and    2000    364,500    302,104        41,036            0              23,805
  Chief Executive Officer,     1999    347,083    310,600        42,200            0              21,471
  Chief Financial Officer,
  Secretary and Treasurer
Thomas ZurSchmiede...........  2001    377,917    180,700        45,942            0               2,368
  President and C.O.O.         2000    359,500    302,104        46,114            0               2,734
                               1999    342,083    310,600        46,114            0               3,101
Robert F. ZurSchmiede........  2001    313,667    180,700        42,254            0               2,559
  Vice President--             2000    298,250    302,104        42,409            0               2,887
  Traverse City and            1999    283,833    310,600        42,409            0               3,221
  Romulus Divisions
J. M. O'Brien................  2001    313,667    180,700        44,428            0               2,740
  Vice President--             2000    298,250    302,104        44,428            0               2,643
  Sales and Marketing          1999    283,833    310,600        44,428            0               2,982
Jeffrey M. Harness...........  2001    313,667    180,700        33,657            0               1,478
  Vice President--Chelsea      2000    298,250    302,104        33,657            0               1,654
  and Novex Divisions          1999    263,417    310,600        33,780            0               1,715

---------------------
(1) A Cash Bonus Plan, the eligible participants in which are the Officers of the Company, was adopted for the fiscal year ended June 30, 1989, and has been in effect during each subsequent year. The bonus fund is subject to a discretionary award by the Board to those eligible participants recommended to the Board by the Salary Compensation Committee which receives a recommendation from the CEO and the President. Any accrued bonus fund not awarded may be carried forward for award in the current or subsequent years. Under the Plan, no allocation is made to the bonus fund in any fiscal year in which pre-tax earnings fail to exceed a base amount equal to eight (8%) percent of beginning of the year shareholders' equity. In any year that pre-tax earnings exceed the base amount, an allocation is made to the bonus fund calculated as a percentage of pre-tax earnings, the percentage being equal to the sum of one percent (1%) plus .04 of one percent (1%) for each $10,000 that pre-tax earnings exceed the base amount. The maximum percentage allowable is 9 1/2%. For the fiscal year ended June 30, 2001, the base amount was $4,682,885, the percentage allowance was 9 1/2%, and the fund allocation was $903,460, all of which was awarded by the Board. The Plan has been continued for the fiscal year to be ended June 30, 2002, with the base amount of pre-tax earnings required for allocation being increased to $4,836,456 as a result of a $1,919,637 increase in shareholders' equity. Pre-tax earnings is defined to exclude the effect of FAS 106.

(2) The amount shown for each officer in 2001 includes special payments to assist them in obtaining life insurance in lieu of the Company undertaking such expense directly, and gross-up payments for tax liabilities on such insurance premium payments, at each officer's effective tax rate, as follows: W. T. ZurSchmiede, Jr., $22,385 (premium), $18,501 (tax liability gross-up); J. M. O'Brien, $23,569 and $19,481; Jeffrey M. Harness, $18,427 and $15,230; Thomas ZurSchmiede, $24,694 and $21,248; and Robert F. ZurSchmiede, $23,134 and $19,120.

(3) No restricted stock awards were made in the 1999, 2000, or 2001 fiscal years, and all previous awards have been earned out.

(4) The amounts shown consist of the Company-paid portion of premiums on term life insurance.

COMPARATIVE PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and a Peer Group over the same period (assuming initial investment of $100 in the Company's common stock, the S&P 500 Index and the Peer Group, and reinvestment of all dividends).

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
        ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS

                              [PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------------------
                                          1996       1997       1998       1999       2000       2001
-----------------------------------------------------------------------------------------------------------
  FEDERAL SCREW WORKS                    $100.00    $188.10    $207.01    $213.99    $188.71    $210.89
-----------------------------------------------------------------------------------------------------------
  S&P 500 INDEX                          $100.00    $134.70    $175.33    $215.23    $230.83    $196.60
-----------------------------------------------------------------------------------------------------------
  PEER GROUP (1)                         $100.00    $110.20    $110.79    $138.83    $187.96    $196.02
-----------------------------------------------------------------------------------------------------------

(1) The Peer Group for the graph shown above includes Chicago Rivet & Machine Co., Penn Engineering & Manufacturing Corp., SPS Technologies, SPX Corp., Park Ohio Holdings, Inc., and Hastings Mfg. Co.

    In determining the Peer Group, the Company selected primarily automotive suppliers, companies which may be considered generally comparable in size or larger, with similar labor markets, are direct or partial competitors to the Company, are primarily metal working companies, and companies with a steady record of earnings. The index is weighted based upon the beginning of period market capitalization values.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of September 4, 2001, information with respect to beneficial ownership of the Company's common shares by any shareholder known to the Company to beneficially own 5% or more of the Company's outstanding common shares.

         NAME AND ADDRESS                   AMOUNT AND NATURE       PERCENT
       OF BENEFICIAL OWNER               OF BENEFICIAL OWNERSHIP    OF CLASS
       -------------------               -----------------------    --------
Dimensional Fund Advisors Inc.                    82,500              6.42%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
FMR Corp.                                        136,000             10.6 %
82 Devonshire Street
Boston, Massachusetts 02109-3614
Robert F. ZurSchmiede(1)                         103,580              8   %
Hugh G. Harness(1)                               130,275             10   %
W.T. ZurSchmiede, Jr.(1)                         165,905             12.9 %
Thomas ZurSchmiede(1)                             87,597              6.8 %

---------------------
(1) The Company's mailing address may be used. The Nature of Beneficial Ownership is set forth under Security Ownership of Management.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of the Company's common stock beneficially owned as of September 4, 2001 by each director, each officer named in the Summary Compensation Table, and directors and executive officers as a group.

                                                                   AMOUNT AND NATURE
                                                                OF BENEFICIAL OWNERSHIP      PERCENT
                                                                AS OF SEPTEMBER 4, 2001      OF CLASS
                                                                -----------------------      --------
Directors and Executive Officers who are Directors:
  Dr. Thomas W. Butler, Jr..................................              1,500            less than 1%
  Frank S. Galgan...........................................                200            less than 1%
  Hugh G. Harness...........................................            130,275(1)                  10%
  F. D. Tennent.............................................              1,250            less than 1%
  W. T. ZurSchmiede, Jr.....................................            165,905(2)                12.9%
  Thomas ZurSchmiede........................................             87,597(3)                 6.8%
  Robert F. ZurSchmiede.....................................            103,580(4)                   8%
Executive Officers who are not Directors:
  J. M. O'Brien.............................................             31,250                    2.4%
     Vice President--Sales and Marketing of the Company
     since 1986; Vice President--General Sales Manager, 1984
     to 1986; General Sales Manager, 1982 to 1984, all of
     the Company
  Jeffrey M. Harness........................................             36,947                    2.9%
     Vice President and General Manager--Chelsea Division
     and Brighton Division of the Company since 1994; Vice
     President and General Manager--Chelsea Division, 1992
     to 1994; General Manager--Chelsea Division, 1985 to
     1992; Sales Manager--Chelsea Division, 1984 to 1985,
     all of the Company
All Directors and Officers of the Company as a group........            544,255                   42.4%

---------------------
(1) Includes 27,347 shares as to which Mr. Harness has sole voting and investment power. Also includes 49,532 shares owned by Mr. Harness' wife, 27,647 shares owned by his children, and 17,500 shares owned by a Trust for Descendants, the beneficial ownership of which may be attributable to Mr. Harness, and 8,249 shares owned by the W. T. ZurSchmiede, Sr. Foundation, of which Mr. and Mrs. Harness and Mr. ZurSchmiede, Jr. comprise the three Trustees. Mr. Harness disclaims beneficial ownership of all but 27,347 shares owned by him. 8,249 of the shares attributed to Mr. Harness are also attributed to Mr. ZurSchmiede, Jr., who shares the related voting and investment power. Mr. Harness is Mr. ZurSchmiede, Jr.'s brother-in-law. The elimination of duplicate holdings reduces the percent of class to 9.5%.

(2) Includes 8,999 shares as to which Mr. ZurSchmiede has sole voting and investment power. Also includes 148,657 shares owned by Mr. ZurSchmiede's daughters and their spouses, individually and as custodian for grandchildren, and 8,249 shares owned by the W. T. ZurSchmiede, Sr. Foundation, of which he is a Trustee, the beneficial ownership of all of which may be attributable to Mr. ZurSchmiede. Mr. ZurSchmiede disclaims beneficial ownership of all but 8,999 shares owned by him. 8,249 of the shares attributed to Mr. ZurSchmiede are also attributed to Mr. Harness, who shares the related voting and investment power. The elimination of duplicate holdings reduces the percent of class to 12.2%.

(3) Includes 81,597 shares as to which Mr. ZurSchmiede has sole voting and investment power. Also includes 6,000 shares held as co-trustee for a niece and nephews, which shares are also attributable to Robert F. ZurSchmiede, who shares the related voting and investment powers. Mr. ZurSchmiede disclaims beneficial ownership of all but 81,597 shares owned by him. Mr. ZurSchmiede is a son of W. T. ZurSchmiede, Jr. The elimination of duplicate holdings reduces the percentage of class to 6.4%.

(4) Includes 97,580 shares as to which Mr. ZurSchmiede has sole voting and investment power, 35,625 of which he holds as custodian for his children, the beneficial ownership of which may be attributable to Mr. ZurSchmiede. Also includes 6,000 shares held as co-trustee for a niece and nephews, which shares are also attributable to Thomas ZurSchmiede, who shares the related voting and investment powers. Mr. ZurSchmiede disclaims beneficial ownership of all but 61,955 shares owned by him. Mr. ZurSchmiede is a son of W. T. ZurSchmiede, Jr. The elimination of duplicate holdings reduces the percentage of class to 7.6%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Hugh G. Harness took early retirement as President and C.O.O. of the Company effective February 1, 1994. Mr. Harness agreed to perform consulting services for the Company for eight years with compensation for those services commencing in 1994 at $130,200, with annual reductions of $5,000 a year to $95,200 in 2001. Mr. Harness' monthly retirement supplement is $4,000, payable for 120 months, commencing at his retirement. Mr. Harness' participation in the Cash Bonus Plan was terminated.

RESTRICTED STOCK BONUS PLANS

     The Board of Directors adopted a Restricted Stock Bonus Plan in 1979, and an Employee Restricted Stock Bonus Plan in 1983, for allocation of restricted shares of the Company's common stock to officers and other employees of the Company in recognition of their past contributions, and to encourage their future contributions, to the profitability of the Company. Allocations of restricted shares to individual employees are recommended to the Board by the Restricted Stock Bonus Committee, taking into consideration evaluations by management. Among the factors considered by the Committee are improvement in earnings, the Company's performance in relation to others in its field of business, the results of the particular Division of the Company in which an individual is employed, the performance of individual employees and such other factors as the Committee may deem relevant. The Plan is administered by the Restricted Stock Bonus Committee of the Board, none of the members of which are employees of the Company or eligible to receive such awards. No bonus shares were awarded during fiscal 2001. See further note 3 to the Summary Compensation Table, on page 7.

RETIREMENT SUPPLEMENT

     In 1986, W. T. ZurSchmiede, Jr. entered into an agreement with the Company pursuant to which he has earned supplemental retirement and death benefits by serving continuously in the Company's employment from that time until age 65. Supplemental retirement benefits under the agreement are payable monthly after Mr. ZurSchmiede's retirement for 120 months, but the Company may terminate such payments if Mr. ZurSchmiede fails or refuses to provide advice and counsel to the Company after retirement when reasonably asked to do so. The monthly benefit of $4,166 under the original agreement has been increased to $5,416 by amendment adopted by the Company in 1998. In the event of Mr. ZurSchmiede's death, his designated beneficiary is entitled to a supplemental death benefit equal to the balance of any unpaid monthly retirement benefits. All benefits have been charged to operations in prior years.

SALARIED PENSION PLAN

     The Company maintains a Salaried Pension Plan, which covers all salaried employees. The remuneration covered by the qualified Plan is base salary only. The approximate years of credited service for the officers named in the Summary Compensation Table are: Robert F. ZurSchmiede, 23, Thomas ZurSchmiede, 20; J. M. O'Brien, 26; Jeffrey M. Harness, 21. Effective July 1, 1998, the maximum salary taken into account in calculating plan benefits is limited to $80,000, in order to comply with requirements of the Internal Revenue Code. Company contributions are computed on an actuarial basis which provides for fixed benefits in the event of retirement at a specific age or after a specified number of years of service. Contributions by the Company are, therefore, made to the Plan in the aggregate and the amount of the contribution, payment, or accrual in respect of a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the Plan.

     In addition, effective July 1, 1998, the Company established a Supplemental Executive Retirement Plan, (SERP) for the benefit of certain participants designated by the Compensation Committee. The SERP benefit is equal to the difference between the normal monthly benefit received under the Pension Plan and the unrestricted benefit. The unrestricted benefit is equal to the monthly pension benefit as determined under the qualified Pension Plan calculated using the average base and bonus compensation for the five highest paid plan years without regard to compensation limits.

     The following table illustrates representative retirement benefits at the maximum levels payable under the Salaried Pension Plan and the Supplemental Executive Retirement Plan for various earnings and credited service periods:

             AVERAGE
          COMPENSATION
         DURING THE FIVE
          HIGHEST PAID                         ANNUAL NORMAL RETIREMENT BENEFITS
         PLAN YEARS (1)                    FOR YEARS OF CREDITED SERVICE INDICATED(2)
         ---------------               --------------------------------------------------
                                          15            20            25            30
                                          --            --            --            --
  $ 80,000.......................      $ 22,800      $ 30,400      $ 38,000      $ 38,000
  $100,000.......................      $ 28,500      $ 38,000      $ 47,500      $ 47,500
  $200,000.......................      $ 57,000      $ 76,000      $ 95,000      $ 95,000
  $300,000.......................      $ 85,500      $114,000      $142,500      $142,500
  $400,000.......................      $114,000      $152,000      $190,000      $190,000
  $500,000.......................      $142,500      $190,000      $237,500      $237,500
  $600,000.......................      $171,000      $228,000      $285,000      $285,000
  $700,000.......................      $199,500      $266,000      $332,500      $332,500
  $800,000.......................      $228,000      $304,000      $380,000      $380,000

---------------------
(1) The Compensation covered by the plans under which the benefits are summarized in the table above equals the sum of base salary and annual bonus payments, as reported in the Summary Compensation Table for the named executive officers for the last three fiscal years, and is equal to the average of such amounts during the highest paid five years of employment.

(2) Payable on a Life and 10 Year Certain basis. Life Only Option is not available under the Plan. For married participants, however, the form of benefit payment is the qualified 50% or 100% Joint and Survivor Annuity, unless another form is elected. Benefits are increased actuarially for late retirement. The benefit amounts set forth are not subject to any reduction for Social Security benefits.

401K SAVINGS PLAN

     The Company adopted, effective September 1, 1993, a 401(k) tax deferred savings plan. This plan is available to all eligible employees, including employees who are participants in the plan in accordance with their union contract. The plan is non-contributory, that is, the Company does not match any portion of the employees' contributions. The Company does, however, bear the costs of administering the plan, which are expected to be about $19,000 per year. Employees may contribute up to 20% of their annual compensation, but not more than the maximum amount permitted under the Internal Revenue Code. Comerica Bank is the Trustee of the plan. Contributions are invested in one or more of eighteen mutual funds, administered by Comerica Bank, as selected by each employee.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS AND FEES PAID

     The Board of Directors has reappointed Ernst & Young as independent accountants to audit the financial statements of the Company for the current fiscal year, and to review financial statements contained in the Company's interim period reports on Form 10Q in accordance with the Statement on Auditing Standards No. 71.

     Audit Fees

     Total fees paid to Ernst & Young by the Company for its audit of the Company's fiscal 2001 financial statements and for its review of financial statements on Form 10Q were $74,000.

     Financial Information Systems Design and Implementation Fees

     The Company did not pay any fees to Ernst & Young in fiscal 2001 for financial information systems design and implementation services.

     Audit Related Fees

     The total fees paid to Ernst & Young for all other services, which were audit related, were $36,000.

     One or more members of the firm of Ernst & Young are expected to be present at the Company's Annual Meeting of Shareholders, will be available to respond to appropriate questions, and will be afforded the opportunity to make a statement.

                             AUDIT COMMITTEE REPORT

     In accordance with the written Charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix A, the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, and assists the Board of Directors in carrying out its responsibilities in regard to such reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls.

     In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed the audited financial statements in the Company's 2001 Annual Report with management, including a discussion of the quality, and the acceptability, of the financial statements. The Committee also considered the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

     The Audit Committee received from the Company's independent auditors the written disclosures and letter required by the Independence Standard Board regarding independence discussions with the Committee, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditor's independence.

     The Audit Committee discussed with the auditors reporting and auditing matters as required by the Statement on Auditing Standards No. 61 "Communication with Audit Committees," including their judgement as to the quality and acceptability of the Company's financial reporting, under generally accepted auditing standards.

     The Committee meets regularly with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the aforementioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10K for filing with the Securities and Exchange Commission for the fiscal year ended June 30, 2001.

                                          F. D. Tennent, Chairman
                                          Thomas W. Butler, Jr., Vice-Chairman
                                          Frank S. Galgan, Member

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and its executive officers and persons who own more than ten percent of the Company's equity securities are required to report ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and to furnish to the Company copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, and written representations of its directors and executive officers, the Company believes that during the fiscal year ended June 30, 2001 those filing requirements were met.

CONCERNING OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     At the meeting, reports will be received from the Officers of the Company relative to the operation, management and conduct of the Company during the fiscal year ended June 30, 2001, but it is not contemplated that there will be any vote in respect of any of said matters. Management is not aware of any other matters to be presented for action at the meeting. However, should any other matters requiring the vote of the Shareholders arise, the persons named in the enclosed form of Proxy will vote such Proxy according to their best judgment.

PROPOSALS FOR 2002 ANNUAL MEETING

     Shareholder proposals pursuant to Rule 14(a-8) promulgated under the Securities Exchange Act of 1934 must be received by the Company no later than May 31, 2002 in order to be included in the Company's Proxy Statement and Form of Proxy for that meeting. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.

     The Company expects the persons named as proxies for the 2002 Annual Meeting of Shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at that meeting by a shareholder who does not provide the Company with written notice of such proposal on or before August 14, 2002.

CONCERNING EXPENSES OF PROXY SOLICITATION

     The cost of soliciting Proxies will be borne by the Company. Proxies may be solicited by mail, telegraph or telex, or by directors, officers and regular employees of the Company in person or by telephone. The Company has retained the services of Corporate Investor Communications, Inc. to assist in the distribution of Proxy materials and to solicit Proxies from banks, brokers and nominees at a cost not to exceed $4,500 plus reasonable out-of-pocket expenses. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding the Proxy Statement and the Annual Report to the beneficial owners of common stock of the Company.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY TO ASSURE THAT A QUORUM OF THE COMPANY'S SHARES BE REPRESENTED AT THE ANNUAL MEETING. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN, WITHOUT DELAY, THE ENCLOSED FORM OF PROXY IN THE ENCLOSED, STAMPED ENVELOPE.

                                          By Order of the Board of Directors

                                            W. T. ZurSchmiede, Jr., Secretary

September 27, 2001

P.S. Although not a part of the Proxy soliciting material, a copy of the Company's
     Annual Report for the fiscal year ended June 30, 2001 is enclosed herewith.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

1. This Charter governs the operations of the Audit Committee (the "Committee"). The Committee shall review and reassess the Charter at least annually and, if any changes are made to the Charter, the Board of Directors (the "Board") shall approve the changes. The Committee shall be appointed by the Board and shall comprise at least three Directors, each of whom are independent of management and the Company, as determined in accordance with the rules and regulations of NASDAQ.

2. All Committee members shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Committee shall have accounting or related financial management expertise.

3. The members of the Committee shall be elected by the Board at the annual meeting of the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

STATEMENT OF POLICY

4. The Audit Committee shall provide oversight on matters relating to accounting, financial reporting, auditing and financial regulatory compliance activities. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

MEETINGS

5. The Committee shall meet at least four times annually. In addition, the Committee or its Chair should meet with the independent accountants and management quarterly to review the Company's financial statements.

RESPONSIBILITIES AND PROCESSES

6. The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements.

7. The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities.

   - 8. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board.

   - 9. Annually, the Committee shall recommend to the Board the selection of the independent auditors. The Committee shall have authority and responsibility to evaluate the independent auditors and the authority and responsibility to make recommendations to the Board regarding replacing the independent auditors, where appropriate. The Board shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.

   - 10. On an annual basis, the Committee shall require the independent auditors to provide a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1. The Committee shall discuss with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall continually monitor the independence of the auditors.

   - 11. The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits.

   - 12. The Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls.

   - 13. The Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

   - 14. The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q.

   - 15. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

   - 16. The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

   - 17. The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

   - 18. The Committee shall prepare a Report, in accordance with applicable SEC rules, for inclusion in the Company's Annual Meeting Proxy Statement.

   - 19. The Committee shall review and update this Charter as conditions dictate, but in no case less than annually. Any changes to the Charter shall be approved by the Board.

                                                                     FSWCM-PS-00

[ X ] AS IN THIS EXAMPLE
==============================================
          FEDERAL SCREW WORKS                                     1. Election of Directors.
==============================================                                                      For All      With-     For All
                                                                                                    Nominees     hold      Except
                                                                       (01) Frank S. Gaigan
                                                                       (02) F.D. Tennent              [ ]         [ ]        [ ]
                                                                       (03) W.T. ZurSchmiede, Jr.

                                                                     NOTE: If you do not wish your shares voted "For" a particular
CONTROL NUMBER:                                                      nominee, mark the "For All Except" box and strike a line
RECORD DATE SHARES:                                                  through nominee's name. Your shares will be voted for the
                                                                     remaining nominees.


                                                                  2. To act in their discretion upon the transaction of such other business as may properly come before the meeting.




                                            ---------------------
 Please be sure to sign and date this Proxy | Date              |    Mark box at right if an address change has been noted      [ ]
-----------------------------------------------------------------    on the reverse side of this card.
|                                                               |
|                                                               |
|                                                               |
--Shareholder sign here-----------------------Co-owner sign here-

 DETACH CARD                                                                                                             DETACH CARD

                              FEDERAL SCREW WORKS


The undersigned hereby constitutes and appoints Robert F. ZurSchmiede and Thomas ZurSchmiede or either of them, attorneys and proxies with full power of substitution to vote at the Annual Meeting of Shareholders of Federal Screw Works, to be held on Thursday, October 25, 2001, or at any adjournments thereof.

The shares represented by the proxy will be voted as directed. Unless authority is withheld, this proxy will be voted to elect as directors the nominees shown.

Discretionary authority is hereby conferred as to any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement dated September 27, 2001 and the Annual Report of Federal Screw Works to its shareholders for the year ended June 30, 2001. The undersigned ratifies that all the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------

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Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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